SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement      [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                              Pulaski Bancorp, Inc.
                (Name of Registrant as Specified in Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          N/A
     (2)  Aggregate number of securities to which transaction applies:
          N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          N/A
     (4)  Proposed maximum aggregate value of transaction:
          N/A
     (5)  Total fee paid:
          N/A
[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.


          1)   Amount previously paid:
               N/A
________________________________________________________________________________
          2)   Form, schedule or registration statement no.:
               N/A
________________________________________________________________________________
          3)   Filing party:
               N/A
________________________________________________________________________________
          4)   Date filed:
               N/A
________________________________________________________________________________

                              PULASKI BANCORP, INC.
                               130 Mountain Avenue
                          Springfield, New Jersey 07081
                                 (973) 564-9000


                                                                  March 23, 2000


Fellow Stockholders:

         You are cordially invited to attend the first annual meeting of stockholders of Pulaski Bancorp, Inc. (the "Company"), the holding company for Pulaski Savings Bank (the "Bank"), Springfield, New Jersey, which will be held on April 28, 2000 at 10:00 a.m., Eastern Time, at The Winfield Scott, 323 North Broad Street, Elizabeth, New Jersey.

         The attached Notice of the Annual Meeting and the Proxy Statement describe the business to be transacted at the annual meeting. Directors and officers of the Company as well as a representative of Radics & Co., LLC, the Company's independent auditors, will be present at the annual meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

         The Board of Directors of the Company has determined that matters to be considered at the annual meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends that you vote "FOR" each of the nominees as directors specified under Proposal 1, and that you vote "FOR" Proposal 2, the ratification of independent auditors.

         Please  sign  and  return  the  enclosed  proxy  card  promptly.   Your
cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business at the annual meeting.

         On behalf of the Board of Directors and all of the employees of the Company and the Bank, I thank you for your continued interest and support.


                                       Sincerely yours,



                                       /s/ Thomas Bentkowski

                                           Thomas Bentkowski
                                           President and Chief Executive Officer

                              PULASKI BANCORP, INC.
                               130 Mountain Avenue
                          Springfield, New Jersey 07081
                                 (973) 564-9000


--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 28, 2000
--------------------------------------------------------------------------------

         NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Pulaski Bancorp, Inc. (the "Company") will be held on April 28, 2000 at 10:00 a.m., Eastern Time, at The Winfield Scott, 323 North Broad Street, Elizabeth, New Jersey.

         The purpose of the annual meeting is to consider and vote upon the following matters:

         1.       The election of two directors to a three-year term of office;

         2. The ratification of the appointment of Radics & Co., LLC as independent auditors of the Company for the fiscal year ending December 31, 2000; and

         3.       Such other matters as may properly come before the meeting.

         Stockholders of record at the close of business on March 13, 2000 are entitled to receive notice of and to vote at the annual meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on March 13, 2000 will be entitled to vote at the annual meeting or any adjournments thereof.

         Each stockholder, whether he or she plans to attend the meeting, is requested to sign, date and return the enclosed proxy card without delay in the enclosed postage-paid envelope. Any proxy given by the stockholder may be revoked at any time before it is exercised. A proxy may be revoked by filing with the secretary of the Company a written revocation or a duly executed proxy bearing a later date. Any stockholder present at the annual meeting may revoke his or her proxy and vote personally on each matter brought before the annual meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder in order to vote personally at the meeting.

                                              By Order of the Board of Directors

                                             /s/ Valerie Kaminski

                                                 Valerie Kaminski
                                                 Secretary
Springfield, New Jersey
March 23, 2000


IMPORTANT:     The prompt return of proxies will save the Company the expense of further requests for proxies in order to ensure a quorum. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

                                 PROXY STATEMENT
                                       OF
                              PULASKI BANCORP, INC.


--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 28, 2000
--------------------------------------------------------------------------------


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Pulaski Bancorp, Inc. (the "Company") to be used at the 2000 annual meeting of stockholders of the Company. The annual meeting will be held at The Winfield Scott, 323 North Broad Street, Elizabeth, New Jersey on Friday, April 28, 2000 at 10:00 a.m., Eastern Time. This proxy statement and the enclosed proxy card are being first mailed to stockholders on or about March 23, 2000.


--------------------------------------------------------------------------------
                           VOTING AND PROXY PROCEDURE
--------------------------------------------------------------------------------


Who Can Vote at the Meeting

         You are entitled to vote your Company common stock only if the records of the Company show that you held your shares as of the close of business on March 13, 2000. If your shares are held "in street name" in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of those shares and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares and are also invited to attend the meeting. Your broker or nominee has enclosed a voting instruction card for you to use to direct your broker or nominee how to vote your shares.

         As of the close of business on March 13, 2000, a total of 1,980,588 shares of the Company's common stock were outstanding, including 1,117,800 shares of common stock issued to and held by Pulaski Bancorp, M.H.C., the mutual holding company parent of the Company and the Bank (the "Mutual Holding Company"). Each share of common stock has one vote. As provided in the Company's Charter, record holders of the Company's common stock (other than the Mutual Holding Company) who beneficially own, either directly or indirectly, in excess of 10% of the Company's outstanding shares are not entitled to any vote in respect of the shares held in excess of the 10% limit.

Vote Required

         The annual meeting will be held if a majority of the outstanding shares of common stock entitled to vote (after subtracting any shares in excess of the 10% limit) is represented at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes for determining the existence of a quorum.
         In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non- votes will have no effect on the outcome of the election. In voting on the ratification of the appointment of

Radics & Co., LLC as independent auditors, you may vote in favor of the proposal, vote against the proposal or abstain from voting. The ratification of the appointment of Radics & Co., LLC as independent auditors will be decided by the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the matter. On this matter, abstentions will have the effect as a vote against the proposal and broker non-votes will have no effect on the voting.

         The Mutual Holding Company owns 56% of the shares of common stock entitled to vote at the annual meeting. The Mutual Holding Company has indicated to the Company that it intends to vote such shares of common stock FOR both proposals thereby ensuring a quorum at the annual meeting, and the likelihood of election of the Company's nominees for director and the ratification of the appointment of the independent auditors.

Voting by Proxy

         This proxy statement is being sent to you by the Board of Directors of the Company for the purpose of requesting that you allow your shares of the Company's common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of the Company's common stock represented at the annual meeting by properly executed proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. The Board of Directors recommends a vote FOR each of the nominees for director and FOR ratification of Radics & Co., LLC as independent auditors.

         If any matters not described in this proxy statement are properly presented at the annual meeting, the persons named in the proxy card will use their own best judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the annual meeting in order to solicit additional proxies. If the annual meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new annual meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the annual meeting.

         You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy you must either advise the Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

         If your Company common stock is held "in street name," you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement.

         The cost of solicitation of proxies on behalf of the Board will be borne by the Company. Proxies may be solicited personally or by telephone by directors, officers and other employees of the Company and the Bank without any additional compensation. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to, and obtain proxies from, the beneficial owners, and will reimburse those record holders for their reasonable expenses in doing so.

--------------------------------------------------------------------------------
                                 STOCK OWNERSHIP
--------------------------------------------------------------------------------


         The following table sets forth information as to those persons believed by management to be beneficial owners of more than 5% of the Company's outstanding shares of Common Stock on March 13, 2000 or as disclosed in certain reports received to date regarding such ownership filed by such persons with the Company and with the SEC, in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Other than those persons listed below, the Company is not aware of any person, as such term is defined in the Exchange Act, that owns more than 5% of the Company's Common Stock as of March 13, 2000.



                                                                   Percent of
                                                   Amount and      Shares of
                                                   Nature of        Common
Title of             Name and Address              Beneficial        Stock
 Class               of Beneficial Owner           Ownership      Outstanding
 -----               -------------------           ---------      -----------

Common Stock      Pulaski Bancorp, M.H.C. (1)       1,117,800          56%
                  130 Mountain Avenue
                  Springfield, New Jersey 07081


(1) The members of the Board of Directors of Pulaski Bancorp, Inc. also constitute the Board of Directors of Pulaski Bancorp, M.H.C.

         The following table provides information about the shares of Company common stock that may be considered to be owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table and by all directors and executive officers of the Company as a group as of March 13, 2000. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown.

                                                              Number of Shares
                                             Number of           That May Be          Percent of
Name                                       Shares Owned        Acquired Within       Common Stock
                                            (excluding            60 Days By         Outstanding
                                            options)(1)       Exercising Options         (2)
-------                                 -----------------  ----------------------  ---------------

Thomas Bentkowski.                         28,935(3)               9,522            1.94%
Eugene J. Bogucki, M.D.                        1,596               1,904              *
Anthony C. Majeski                            11,904               1,904              *
Edward J. Mizerski                             2,904               1,904              *
Peter C. Pietrucha                          9,404(4)               1,904              *
Walter F. Rusak                                6,904               1,904              *
Lee Wagstaff                               16,125(5)               5,713            1.10%
All Executive Officers and
   Directors as a Group (9 persons)          100,332              34,276            6.80%

------------------------------
* Less than 1% of shares outstanding
(1)   Includes  5,714,  1,143,  1,143,  1,143,  1,143,  1,143,  3,429  and 6,476
      unvested shares of restricted stock held by Messrs. Bentkowski, Bogucki, Majeski, Mizerski, Pietrucha, Rusak and Wagstaff and other executive officers, respectively, under the Incentive Plan which will vest in equal annual installments until September 23, 2002.
(2) Based on 1,980,588 shares of Company common stock outstanding and entitled to vote as of March 13, 2000, plus the number of shares that may be acquired within 60 days by each individual (or group of individuals) by exercising stock options.
(3)   Includes 5,889 shares owned by Mr. Bentkowski's spouse.
(4)   Includes 2,500 shares owned by Mr. Pietrucha's spouse.
(5)   Includes 100 shares owned by Mr. Wagstaff's daughter.


--------------------------------------------------------------------------------
                       PROPOSAL 1 -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         The Board of Directors of the Company currently consists of six (6) directors and is divided into three classes. Each of the six members of the Board of Directors also presently serves as a director of the Bank and the Mutual Holding Company. Directors are elected for staggered terms of three years each, with the term of office of only one of the three classes of directors expiring each year. Directors serve until their successors are elected and qualified.

         The two nominees proposed for election at the Annual Meeting are Edward
J. Mizerski and Peter C. Pietrucha. No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any such person and the Company.

         In the event that any such nominee is unable to serve or declines to serve for any reason, it is intended that proxies will be voted for the election of the balance of those nominees named and for such other persons as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that any of the persons named will be unable or unwilling to serve. Unless authority to vote for the directors is withheld, it is intended that the shares represented by the enclosed proxy card will be voted "FOR" the election of all nominees proposed by the Board of Directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL NOMINEES NAMED IN THIS PROXY STATEMENT.

         The following table sets forth certain information regarding the nominees for election at the meeting, as well as information regarding those directors continuing in office after the meeting.

                                                                       Year First
                                                        Age (1)         Elected           Term to
                                                                       Director           Expire
                                                                          (2)
                                                       ---------      ------------       ---------
BOARD NOMINEES
Edward J. Mizerski.....................................  73              1989              2003
Peter C. Pietrucha.....................................  78              1983              2003

DIRECTORS CONTINUING IN OFFICE
Thomas Bentkowski......................................  63              1983              2001
Walter F. Rusak........................................  52              1995              2001
Eugene J. Bogucki, M.D.................................  74              1992              2002
Anthony C. Majeski.....................................  68              1994              2002

------------------------------
(1)  As of March 13, 2000.
(2)  Includes prior service on the Board of Directors of the Bank.


         The present principal occupation and other business experience during the last five years of each nominee for election and each director continuing in office and by the executive officers named in the Summary Compensation Table is set forth below:

Board Nominees

         Edward J. Mizerski is a retired banker who currently serves as Chairman of the Board of Directors of the Company and the Bank.

         Peter C. Pietrucha is an attorney at law. Mr. Pietrucha serves as Vice Chairman of the Board of Directors of the Company and the Bank.

Directors Continuing in Office

         Thomas Bentkowski has served as President and Chief Executive Officer of the Company and the Bank since 1999 and 1989, respectively.

         Walter F. Rusak is Principal of Grove Street School, K-5, Irvington, New Jersey.

         Eugene J. Bogucki, M.D. is a retired physician and surgeon.

         Anthony C. Majeski is a Certified Public Accountant and a retired banker.

Named Executive Officers Who Are Not Also Directors

         Lee Wagstaff, age 59, is a certified public accountant and has served as Vice President, Chief Financial Officer and Treasurer of the Company and the Bank since 1999 and 1984, respectively.

Meetings of the Board of Directors and Committees of the Board of Directors

         The Board of Directors of the Company conducts its business through meetings of the Board of Directors and through activities of its committees. The Board of Directors of the Company generally meets on a monthly basis and may have additional special meetings called in the manner specified in the Bylaws. During the fiscal year ended December 31, 1999, the Board of Directors of the Company, which was formed on July 12, 1999, held 5 meetings. The Board of the Directors of the Bank met 17 times, including five special meetings. No Directors of the Company or the Bank attended less than 75% of the total number of meetings and committee meetings on which such Directors served which were held in 1999.

Committees

         The  Salary/Benefits  Committee,   consisting  of  the  full  Board  of
Directors, reviews and determines salaries and other benefits for all employees of the Company. The Salary/Benefits Committee met twice during 1999.

         The Company's Nominating Committee, consisting of the full Board of Directors, nominates persons for election to the Board of Directors of the Company. The Nominating Committee met on January 20, 2000. The Company's Bylaws provide for stockholder nominations of directors. These provisions require such nominations to be made pursuant to timely notice in writing to the Secretary of the Company. The stockholder's notice of nomination must contain all information relating to the nominee which is required to be disclosed by the Company's Bylaws. See "Stockholder Proposals."

         The Audit Committee consists of all non-employee directors. This committee is responsible for the review of audit reports and management's actions regarding the implementation of audit findings and review compliance with all relevant loans and regulations. Due to the timing of the reorganization, the Audit Committee of the Company did not meet in fiscal 1999. The Audit Committee of the Bank met 12 times in 1999.

Directors' Compensation

         Directors' Fees. Directors do not receive any fees or retainer for serving on the Company's Board of Directors. Non-employee directors of the Bank are currently paid an annual retainer of $16,200, except that the Chairman and Vice Chairman of the Board receive an annual retainer of $20,970 and $17,412, respectively. Non-employee directors are also currently paid a fee of $250 for each special meeting of the Board which they attend. The Bank maintains one Director Emeritus position that is currently filled by Walter Zolkiewicz. Mr. Zolkiewicz is paid an annual retainer of $10,000.

         Directors' Retirement Plan. The Bank maintains the Pulaski Savings Bank Consultation and Retirement Plan for Non-Employee Directors (the "Directors' Retirement Plan"). The purpose of the Directors' Retirement Plan is to promote the interest of the Bank by providing for the continuing advice of certain retiring directors and to provide those eligible individuals with retirement income. Only directors who are not employees of the Bank or its affiliates are eligible to participate in the plan. Eligible directors generally will become entitled to benefits under the Directors' Retirement Plan after attaining age 55, and completing five or more years of service with the Board, provided they execute an agreement to provide consulting services to the Bank from time to time following retirement. Benefits will accrue under the plan based on a director's service with the Board and the remuneration he receives for his services as a member of the Board. The maximum benefit a director may accrue under the Directors' Retirement Plan, upon completion of eight years of service as a director, is an annual benefit equal to two-thirds of the average of the director's three highest years' Board remuneration, payable for 10 years.

         Incentive Plan. The Company maintains the Amended and Restated Pulaski Bancorp, Inc. 1997 Stock-Based Incentive Plan (the "Incentive Plan") for both directors and employees. Under the Incentive Plan, each outside director of the Company was granted options to purchase 4,761 shares of common stock and stock awards for 1,904 shares of Common Stock. The Incentive Plan was approved by the Bank's stockholders on September 23, 1997. The Company assumed the Incentive Plan in connection with the Bank's two-tier mutual holding company reorganization on July 12, 1999. At that time, the options for the Bank's common stock were converted into options for the Company's common stock. The options and stock awards to directors vest in five equal annual installments, the first such vesting having occurred on October 23, 1998, the first anniversary of the effective date of the grants. In the event a director ceases service due to death or disability, or a change in control of the Bank or the Company, all unvested options and stock awards will vest immediately.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

Summary Compensation Table

         The following table sets forth the cash compensation paid by the Company, as well as other compensation paid or accrued for services rendered in all capacities during the years ended December 31, 1999, 1998 and 1997 to the Chief Executive Officer and all other executive officers of the Company and the Bank who earned and/or received salary and bonus in excess of $100,000 in 1999 ("Named Executive Officers").

                                                                                  Long-Term Compensation
                                                                                  ----------------------
                                        Annual Compensation(1)                            Awards
                                    -----------------------------

                                                                  Other                      Securities
                                 Year    Salary($)   Bonus($)     Annual      Restricted     Underlying       All Other
 Name and                                                      Compensation   Stock Awards   Options/SARs   Compensation
 Principal Positions                                              ($)(2)         ($)(3)         (#)(4)         ($)(5)
 -------------------             ----    ---------   --------     ------         ------         ------         ------

Thomas Bentkowski                1999    $161,180     $6,447      --                 --            --         $44,482
     President and Chief         1998     155,000      6,200      --                 --            --          26,208
     Executive Officer           1997     144,600      8,342      --           $190,440        23,805          24,847


Lee Wagstaff                     1999     $99,375     $3,975      --                 --            --         $13,406
     Vice President , Chief      1998      94,500      3,780      --                 --            --           1,365
     Financial Officer and       1997      87,500      5,048      --           $114,280        14,283           1,413
     Treasurer

------------------------------
(1) Under Annual Compensation, the column titled "Salary" includes base salary and amounts deferred by Messrs. Bentkowski and Wagstaff pursuant to the Company's 401(k) Plan, as hereinafter defined, pursuant to which employees may defer up to 10% of their compensation, up to maximum limits under the Internal Revenue Code of 1986, as amended (the "Code").
(2) For 1999, 1998 and 1997, there were no: (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation;
     (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock.
(3) Pursuant to the Incentive Plan, stock awards of 9,522 and 5,714 were granted to Messrs. Bentkowski and Wagstaff, which had a market value of $190,440 and $114,280 on October 23, 1997, the date of grant. The awards vest in five equal annual installments with the first such vesting having occurred on October 23, 1998. All awards vest immediately upon termination of employment due to death or disability. Based on the closing price of $8.25 on December 31, 1999, the market value of the unvested stock awards of 3,808 and 2,286 shares held by Messrs. Bentkowski and Wagstaff, respectively, was $31,416 and $18,860. Dividends are paid on restricted stock.

(4)  Includes options awarded under the Incentive Plan.  See "Incentive Plan."
(5) All other compensation in 1999 includes matching contributions of $2,212 and $1,518 to the accounts of Messrs. Bentkowski and Wagstaff, respectively, under the Bank's 401(k) Plan. Also includes $16,879 and $11,888, representing the value of the 2,046 and 1,441 shares of common shares allocated, pursuant to the employee stock ownership plan, to the accounts of Messrs. Bentkowski and Wagstaff, respectively, based on the closing price of $8.25 on December 31, 1999. Also includes employer contributions of $25,391 credited under the Bank's supplemental executive retirement arrangement for Mr. Bentkowski.

         Employment Agreements. The Bank has entered into employment agreements (collectively, the "Employment Agreements" or "Agreements") with Messrs. Bentkowski and Wagstaff (individually, the "Executive"). The Employment Agreements are intended to ensure that the Company and the Bank will be able to maintain a stable and competent management base. The continued success of the Company and the Bank depend to a significant degree on the skills and competence of Messrs. Bentkowski and Wagstaff.

         The Employment Agreements provide for a three-year term for each of Messrs. Bentkowski and Wagstaff. The Employment Agreements also provide that, commencing on the first anniversary date and continuing each anniversary date thereafter, the Board of Directors may extend the Employment Agreements for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of Directors after conducting a performance evaluation of the Executive. In addition to the base salary, the Employment Agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to similarly situated executive personnel. The Employment Agreements provide for termination by the Bank for cause as defined in the Employment Agreements at any time. In the event the Bank chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank upon:
(i) failure to re-elect or re-appoint the Executive to his current offices; (ii) a material change in the Executive's functions, duties or responsibilities;
(iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) a material reduction in the Executive's benefits; (v) liquidation or dissolution of the Bank; or (vi) a breach of the Employment Agreements by the Bank, the Executive or, in the event of death, his beneficiary would be entitled to receive an amount equal to the remaining payments due to the Executive and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank during the remaining term of the Employment Agreements. The Bank would also continue and pay for the Executive's life, medical, dental and disability coverage for the remaining term of the Employment Agreements. The Employment Agreements restrict the Executive's right to compete against the Bank or the Company for a period of one year from the date of termination of the agreement if his employment is terminated without cause, except if termination follows a change in control.

         Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank, the Executive or, in the event of the Executive's death, his beneficiary would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining term of the agreement; or
(ii) three times the average of the five preceding taxable years' annual compensation. The Bank would also continue the Executive's life, medical, dental and disability coverage for thirty-six months.

         All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Agreements shall be paid by the Bank if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreements also provide that the Bank shall indemnify the Executive to the fullest extent allowable under federal law. In the event of a change in control of the Bank, the total amount of payments due under the Employment Agreements, based solely on the 1999 annual salary and bonus paid to Messrs. Bentkowski and Wagstaff and excluding any benefits under any employee benefit plans which may be payable, would be approximately $813,931.

         Change in Control Agreements. The Bank has entered into two-year Change in Control Agreements (the "CIC Agreements") with two of the Bank's Vice
Presidents, Valerie Kaminski and Kevin Aylward. Commencing on the first anniversary date and continuing on each anniversary thereafter, the CIC Agreements may be renewed by the Board of Directors for an additional year. The CIC Agreements will provide that in the event voluntary or involuntary termination follows a change in control of the Bank, the officer would be entitled to receive a severance payment equal to two times the officer's compensation for the twelve months preceding termination. The Bank would also continue and pay for the officer's life, medical and disability coverage for twenty-four months following termination. In the event of a change in control of the Bank, the total payments that would be due under the CIC Agreements, based solely on the 1999 annual salary and bonus paid to the two officers covered by the CIC Agreements and excluding any benefits under any employee benefit plan which may be payable, would be approximately $312,882.

         Pension Plan. The Bank also maintains a defined benefit pension plan for its employees (the "Pension Plan"). An employee is eligible to participate in the Pension Plan following the completion of one year of service and attainment of the age 21. An employee generally meets the year of service requirement upon the completion of 1,000 hours of service within a consecutive 12 month period. A participant must complete five years of service (total time employed) before attaining a fully vested interest of his or her retirement benefits. Prior to completing five years of service, a participant vests in his or her accrual benefit at a rate equal to 40% after two years of service and 20% per year thereafter up to five years. After five years of vesting service the employee is 100% vested. The Pension Plan is funded solely through contributions made by the Bank.

         The table below reflects the annual pension benefit payable to a participant assuming various levels of earnings and years of service. The amounts of benefits paid under the Pension Plan are not reduced for any social security benefit payable to participants. As of December 31, 1999, Messrs. Bentkowski and Wagstaff had 43 and 15 credited years of service, respectively.

                                          Years of Benefit Service
                                          ------------------------
  Final Average
   Earnings(1)              15            20              25              30             35
   ---------------          --            --              --              --             --
       $50,000            9,375         12,500          15,625          18,750         21,875
       $75,000           15,823         21,097          26,372          31,646         36,920
      $100,000           22,685         30,247          37,808          45,370         52,932
      $125,000           29,458         39,277          49,097          58,916         68,735
      $150,000           36,410         48,547          60,683          72,820         84,957
      $200,000(2)        39,155         52,207          65,258          78,310         91,362
      $250,000(2)        39,155         52,207          65,258          78,310         91,362

------------------------------
(1) The compensation utilized for formula purposes includes the salary reported in the "Summary Compensation Table."
(2) The maximum amount of annual compensation which can be considered in computing benefits under Section 401(a)(17) of the Code is $160,000 for plan years beginning on or after January 1, 2000.

         Incentive Plan. The Company maintains the Incentive Plan for both directors and employees. The following table provides certain information with respect to the number of shares of common stock represented by outstanding options and the values of such options held by the Named Executive Officers as of December 31, 1999.



                              Fiscal Year-End Option/SAR Values


                                                              Value of
                        Number of Securities               Unexercised
                       Underlying Unexercised              In-the-Money
                           Options/SARs at                Option/SARs at
                        Fiscal Year End(#)(1)         Fiscal Year End($)(1)

 Name                Exercisable/Unexercisable(2)  Exercisable/Unexercisable(3)

Thomas Bentkowski           9,522/14,283                      --/--

Lee Wagstaff                 5,713/8,570                      --/--

------------------------------
(1) The option awards listed in this table were made upon stockholder approval of the Incentive Plan on October 23, 1997.
(2)   The options in this table have an exercise price of $20.00.
(3) On December 31, 1999, the market value of the underlying common stock was $8.25 per share. The options are "in-the-money" only if the exercise price is less than the market price.

                        SALARY/BENEFITS COMMITTEE REPORT

         In accordance with the rules and regulations adopted by the Securities and Exchange Commission, the Salary/Benefits Committee of the Board of Directors (the "Committee") presents the following information regarding the compensation and benefit arrangements for the Company's President and Chief Executive Officer and the other executive officers of the Company.

         The Salary/Benefits Committee, comprised of the full Board of Directors, generally meets once a year (and on an as-needed basis) to review the current levels and structure of compensation and benefits for the employees of the Company in relation to industry practices, to determine salary ranges and individual adjustments in base salary and benefit arrangements in the context of competitive trends, performance results for the Company and individual executives and other relevant circumstances.

Executive Compensation Policies

         The underlying principle which governs the executive compensation policies of the Company is to provide competitive financial reward opportunities that are tied to the performance of the Company and members of the executive team. As a result, the Company's compensation programs are structured to generate total compensation levels approximating market average. The Committee has consulted surveys of compensation paid to executive officers performing similar duties for depository institutions and their holding companies with particular focus on the level of compensation paid by comparable institutions in New Jersey and the Mid-Atlantic region. The surveys primarily used by the Committee were the 1999 SNL Executive Compensation Review, the America's Community Bankers Compensation Survey for Savings Institutions, and the New Jersey Community and Savings Bankers Executive Compensation Survey for 1999, which covers mutual and stock owned thrifts.

         Although the Committee's recommendations are discretionary and no specific formula is used for decision making, salary increases are aimed at reflecting the overall performance of the Company and the performance of individual executive officers.

         The basic elements of the executive compensation program are base salary, annual incentives, equity-based long-term incentives and certain other benefits. The Committee reviews the executive's base salary levels and salary ranges on an annual basis and reviews the other compensation programs on a periodic basis to ensure their market competitiveness and continued effectiveness.

Compensation of the Chief Executive Officer

         The cash compensation provided to Mr. Bentkowski as President and Chief Executive Officer is predicated upon comparisons to other regional savings banks of comparable asset size and the salary and total cash compensation trends for similar executive positions in the same group of banks. In setting Mr. Bentkowski's base salary, the Committee, after taking into consideration the factors discussed above, increased his salary to $161,180 for 1999 and paid Mr. Bentkowski a bonus of $6,447. Mr. Bentkowski did not participate in determining his salary for 1999.

                            Salary/Benefits Committee

            Edward J. Mizerski                 Peter C. Pietrucha
            Thomas Bentkowski                  Anthony C. Majeski
            Walter F. Rusak                    Eugene J. Bogucki, M.D.


Compensation Committee Interlocks and Insider Participation

         No executive officer of the Company or the Bank serves as a member of the compensation committee of another entity, one of whose executive officers serves on the Compensation Committee of the Company or the Bank. No executive officer of the Company or the Bank serves as a director of another entity, one of whose executive officers serves on the Compensation Committee of the Company or the Bank. No executive officer of the Company or the Bank serves as a member of the compensation committee of another entity, one of whose executive officers serves as a director of the Company or the Bank.

         The Compensation Committee of the Board of Directors of the Company and the Bank consist of the above mentioned individuals. Mr. Bentkowski serves as President and Chief Executive Officer of the Company and the Bank.

                             STOCK PERFORMANCE GRAPH



         The following graph shows a comparison of total stockholder return on the Company's Common Stock, based on the market price of the Common Stock with the cumulative total return of companies on The Nasdaq National Market Index, the Nasdaq Bank Stock Index, the SNL Thrift and the MHL Thrift Index for the period beginning on April 3, 1997, through December 31, 1999. Total return assumes the reinvestment of dividends. Stock prices prior to July 12, 1999 represent stock prices for shares of the Bank's Common Stock. The Graph for this proxy statement includes the SNL Thrift Index and the MHL Index, which are more reflective of the Company, a subsidiary of a mutual holding company and parent corporation of a thrift. The Company will not use the Nasdaq Bank Stock Index as a comparison in future proxy statements.


                         Comparison of Total Returns of
                       Pulaski Bancorp, Inc. Common Stock,
                  All Nasdaq U.S. Stocks and Nasdaq Bank Stocks





                               [GRAPHIC - GRAPH PLOTTED POINTS LISTED BELOW]

                                  04/3/97   06/30/97     12/31/97    06/30/98    12/31/98    06/30/99    12/31/99
Pulaski Bancorp, Inc..........      100       121         168          140          90          77          77
Nasdaq National Market........      100       119         131          157         184         225         332
Nasdaq Bank Stocks............      100       118         158          163         156         161         150
SNL Thrift Index..............      100       120         158          163         139         138         114
MHL Thrifts...................      100       119         206          198         141         144         126

--------------------------------------------------------------------------------
                    TRANSACTIONS WITH CERTAIN RELATED PERSONS
--------------------------------------------------------------------------------


         All loans made by the Bank to its directors and executive officers are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. Non-executive officer employees which satisfy certain eligibility and lending criteria are extended accommodations and discounts on loan fees and interest rates in connection with the purchase or refinance of their principal residences. In accordance with recently modified federal regulations, the Company may in the future extend the same accommodations on such loans to eligible executive officers and directors.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------


         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of any registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

         Based solely on its review of the copies of the reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of its executive officers and directors has complied with applicable reporting requirements for transactions in Company common stock during the fiscal year ended December 31, 1999.


--------------------------------------------------------------------------------
                     PROPOSAL 2. RATIFICATION OF APPOINTMENT
                             OF INDEPENDENT AUDITORS
--------------------------------------------------------------------------------

         The Company's independent auditors for the fiscal year ended December 31, 1999 were Radics & Co., LLC. The Company's Board of Directors has reappointed Radics & Co., LLC to continue as independent auditors for the Bank and the Company for the year ending December 31, 2000, subject to ratification of such appointment by the stockholders.

         Representatives of Radics & Co., LLC will be present at the annual meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the annual meeting.

         Unless marked to the contrary, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of Radics & Co., LLC as the independent auditors of the Company.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF RADICS & CO., LLC AS THE INDEPENDENT AUDITORS OF THE COMPANY.

--------------------------------------------------------------------------------
                     STOCKHOLDERS PROPOSALS AND NOMINATIONS
--------------------------------------------------------------------------------

Stockholder Proposals

         To be considered for inclusion in the Company's proxy statement and form of proxy relating to the 2001 annual meeting of Stockholders, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the Notice of Annual Meeting of Stockholders not later than November 23, 2000. Any such proposal will be subject to 17 C.F.R. ss. 240.14a-8 of the Rules and Regulations of the Securities and Exchange Commission.

Notice of Business to be Conducted at a Special or Annual Meeting

         The Bylaws of the Company set forth the procedures by which a stockholder may properly bring business or make nominations for the election of directors before a meeting of stockholders. Pursuant to the Bylaws, only business brought by or at the direction of the Board of Directors may be conducted at an annual meeting. The Bylaws of the Company provide an advance notice procedure for a stockholder to properly bring business before an annual meeting. The stockholder must give written advance notice to the Secretary of the Company not less than ninety (90) days before the date originally fixed for such meeting; provided, however, that in the event that less than one hundred
(100) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made. The advance notice by stockholders must include the stockholder's name and address, as they appear on the Company's record of stockholders, a brief description of the proposed business, the reason for conducting such business at the annual meeting, the class and number of shares of the Company's capital stock that are beneficially owned by such stockholder and any material interest of such stockholder in the proposed business. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or the proxy relating to any annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

                                             BY ORDER OF THE BOARD OF DIRECTORS

                                             /S/ Valerie Kaminski

                                                 Valerie Kaminski
                                                 Secretary

Springfield, New Jersey
March 23, 2000

                                REVOCABLE PROXY
                             PULASKI BANCORP, INC.

[   ]   PLEASE MARK VOTE
        AS IN THIS EXAMPLE

                         ANNUAL MEETING OF STOCKHOLDERS
                    April 28, 2000 10:00 a.m. Eastern Time

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Pulaski Bancorp, Inc. (the "Company") with full power of subsitution, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held on April 28, 2000, at 10:00 a.m. Eastern Time, at The Winfield Scott, 323 North Broad Street, Elizabeth, New Jersey and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

           Edward J. Mizerski   and  Peter C.  Pietrucha

                               With-       For All
                  For          hold        Except

                  [  ]         [  ]          [  ]

1. The election as directors of all nominees listed (unless the "For All Except" box is marked and the instructions below are complied with):

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

                   For        Against      Abstain

                  [  ]         [  ]          [  ]

2. The ratification of the appointment of Radics & Co., LLC as independent auditors of Pulaski Bancorp, Inc. for the fiscal year ending December 31, 2000

THE BOARD OF  DIRECTORS  RECOMMENDS  A VOTE "FOR" EACH OF THE LISTED  PROPOSALS.
PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE ANNUAL MEETING.    [   ]

          Please be sure to sign and date this Proxy in the box below.

                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above

   Detach above card, sign, date and mail in postage paid envelope provided.


                             PULASKI BANCORP, INC.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the Board of Directors to vote with respect to the election of any person as director where the nominees are unable to serve or for good cause will not serve and matters incident to the conduct of the meeting.

The above signed acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement dated March 23, 2000 and of the Annual Report to Stockholders. Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.